UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Class A Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Aimee DeCamillo, who was Executive Vice President and Chief Commercial Officer of the Company and President of Jackson National Life Distributors, departed the Company. The Company’s subsidiary, Jackson National Life Insurance Company, has entered into an agreement, effective February 3, 2022, regarding Ms. DeCamillo’s separation from the Company. The agreement provides for (i) an aggregate cash payment to Ms. DeCamillo of $9,800,000, of which $8,800,000 is payable within 30 days and the remaining $1,000,000 is payable on or before June 12, 2022, and (ii) a prorated portion of performance share units and restricted stock units that were awarded prior to Ms. DeCamillo’s departure under the Jackson Financial Inc. 2021 Omnibus Incentive Plan. The agreement also contains provisions regarding, among other things, confidential information, non-solicitation, non-competition and a release.

Item 9.01.                 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, effective February 3, 2022, between Aimee DeCamillo and Jackson National Life Insurance Company

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON FINANCIAL INC.

By:	/s/ Marcia Wadsten
Marcia Wadsten
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: February 9, 2022

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